SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2002

Inhale Therapeutic Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-23556	94-3134940
(Commission File No.)	(IRS Employer Identification No.)

150 Industrial Road

San Carlos, CA 94070

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 631-3100

Item 5.  Other Events

On March 19, 2002, Inhale Therapeutic Systems, Inc. (“Inhale”) and Alliance Pharmaceutical Corp. (“Alliance”) announced that the two companies have expanded their agreement regarding the PulmoSphere® particle and particle processing technology, aspects of which Inhale initially acquired from Alliance in November, 1999.

Inhale’s press release, dated March 19, 2002, titled “Inhale Therapeutic Systems, Inc. and Alliance Pharmaceutical Corp. Announce Supplemental Agreement for PulmoSphere® Technology” is attached hereto as Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description
99.1	Press Release titled “Inhale Therapeutic Systems, Inc. and Alliance Pharmaceutical Corp. Announce Supplemental Agreement for PulmoSphere® Technology” dated March 19, 2002.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INHALE THERAPEUTIC SYSTEMS, INC.

Dated: March 20, 2002	By:	/s/ Brigid A. Makes
Brigid A. Makes

Chief Financial Officer and Vice President (Principal Financial and Accounting Officer)